Exhibit 23.2

To the United States Securities and Exchange Commission

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 2026, relating to the consolidated financial statements of Almonty Industries Inc. (the Company) appearing in the Company’s Annual Report on Form 40-F for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

August 4, 2026	Chartered Professional Accountants
Toronto, Ontario